                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


          THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 2, 1998, is made by and among D and W Holdings, Inc., a Delaware corporation ("Parent"), and the individuals set forth on the signature pages hereto (collectively, the "Rolling Securityholders").

                             PRELIMINARY STATEMENTS

          A. Parent, D and W Acquisition Corp., a Delaware corporation ("Sub"), Atrium Corporation, a Delaware corporation (the "Company"), and the securityholders of the Company entered into an Agreement and Plan of Merger, dated as of August 3, 1998 (the "Merger Agreement"), with respect to the merger of Sub with and into the Company.

          B. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

          C. As contemplated by Sections 7.6 and 13.2 of the Merger Agreement, some or all of the Shares and/or Options held by the Rolling Securityholders shall be converted into shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock") or options to purchase Parent Common Stock, as applicable.

          D. To this end, the parties hereto wish to amend certain of the terms and conditions of the Merger Agreement.

                                   AGREEMENTS

          NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

          1. AMENDMENT TO MERGER AGREEMENT.

          (a) The first sentence of Section 2.9(a) of the Merger Agreement shall be deleted in its entirety and replaced with the following:

               At the Closing, Parent and the Surviving Corporation shall transfer to a bank or trust company designated by Parent (the "Exchange Agent"), by wire transfer of immediately available funds, cash in an amount equal to (i) the Merger Consideration, minus (ii) the aggregate amount paid to Securityholders pursuant to Paragraph 2.9(b), minus (iii) the Escrow Amount, minus (iv) the Company Transaction Costs Holdback Amount, minus (v) the Aggregate Rolled Amount (as herein defined).

                    (b) Each Rolling Securityholder acknowledges and agrees that, notwithstanding the provisions of Sections 2.9(a) and 2.9(b) of the Merger
Agreement:

                         (i) such Rolling Securityholder will not be eligible to
               receive a portion of the Merger Consideration in cash from Parent and/or the Exchange Agent in the manner set forth in Sections 2.9(a) and 2.9(b) of the Merger Agreement in exchange for the Common Stock set forth beside such Rolling Securityholder's name on EXHIBIT A hereto (the "Rolled Common Stock") or the Options set forth beside such Rolling Securityholder's name on EXHIBIT B hereto (the "Rolled Options"); and

                         (ii) to the extent that such Rolling Securityholder is
               not eligible to receive a portion of the Merger Consideration as contemplated by Section 1(b)(i) of this Agreement, such Rolling Securityholder shall receive Parent Common Stock or options to purchase Parent Common Stock, as applicable, as set forth in, and subject to the terms and conditions of, the Subscription Agreement by and between Parent and such Rolling Securityholder dated as of October 2, 1998 and/or the Replacement Stock Option Agreement by and between Parent and such Rolling Securityholder dated as of October 2, 1998.

               2. DEFINITIONS. Section 1.1 of the Merger Agreement shall be amended by inserting the following new defined terms in the appropriate alphabetical order:

                    "AGGREGATE ROLLED AMOUNT" means the aggregate Rolled Amounts of all Rolling Securityholders.

                      "AMENDMENT NO.1" means Amendment No.1 to Agreement and
              Plan of Merger dated as of October 2, 1998 ("Amendment No.1") by and among Parent and the individuals set forth therein.

                    "ROLLED AMOUNT" means, with respect to each Rolling
               Securityholder, the amount equal to the sum of:

              (i)(x) the product obtained when the number of shares of
                     Rolled Common Stock (as defined in Section 1 of Amendment No.1) is multiplied by the Per Share Merger Consideration, minus (y) the amount set forth opposite such Stockholder's name in column G of SCHEDULE I; and

             (ii)      (x) the product obtained when the number of shares of
                    Common Stock issuable upon the exercise of Rolled Options (as defined in Section 1 of Amendment No.1) immediately prior to the Effective Time, whether at or upon the passage of time or the occurrence of future events, is multiplied by an amount equal to the excess of the Per Share Merger Consideration over the per share exercise price of such Rolled Option, minus (y) the amount set forth opposite such Optionholder's name in column H of SCHEDULE I.

                    "ROLLING SECURITYHOLDER" has the meaning set forth in the
               preamble of Amendment No. 1.

                    "TRANSACTION DOCUMENTS" means the collective reference to
               Amendment No. 1, the Merger Agreement, the Indemnification Escrow Agreement and each other agreement, document and instrument required to be executed in accordance therewith.

                    3. GENERAL PROVISIONS.

                       (a) FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

                       (b) AMENDMENT. This Agreement may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the parties to be bound thereby. The Merger Agreement, as amended hereby, is hereby ratified and confirmed in all respects and shall continue in full force and effect.

                       (c) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. The parties further agree that any court of competent jurisdiction is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court of competent jurisdiction shall be binding upon and enforceable against each of them.

                       (d) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of such party hereto and their permitted successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any Withholding Stockholder without the prior written consent of the Parent.

                       (e) COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                       (f) ENTIRE AGREEMENT. This Agreement (and the schedules and exhibits hereto), the Merger Agreement (which term shall be deemed to include the exhibits and schedules thereto and the other certificates, documents and instruments delivered thereunder) and the Confidentiality Agreement constitute the entire agreement of the parties hereto, and supersede all prior agreements, letters of intent and understand ings, both written and oral, among the parties with respect to the subject matter hereof.

                       (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts of law provisions.

                       (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that upon notice to the Company and the Representative and without releasing Parent from any of their respective obligations or liabilities hereunder, Parent may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate of Parent. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on the assigns of Parent. Any attempted assignment in violation of this Section shall be null and void.

                       (i) HEADINGS. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

                       (j) EXHIBITS. All Exhibits referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

                       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.


                                  D AND W HOLDINGS, INC.


                                  By: ___________________________________
                                         Name:
                                         Title:


                                  ROLLING SECURITYHOLDERS


                                  ---------------------------------------
                                  Jill Anderson

                                  ---------------------------------------
                                  Al Ashe

                                  ---------------------------------------
                                  Ed Beachley

                                  ---------------------------------------
                                  Fred Bengston

                                  ---------------------------------------
                                  Tom Bowen

                                  ---------------------------------------
                                  Martin Cook

                                  ---------------------------------------
                                  John Craine

                                  ---------------------------------------
                                  Bob Deakin

                                  ---------------------------------------
                                  Mike Easterly

                                ---------------------------------------
                                Randall Fojtasek

                                ---------------------------------------
                                Russell Fojtasek

                                ---------------------------------------
                                George Frost

                                ---------------------------------------
                                James Gresham

                                ---------------------------------------
                                Horace Hicks

                                ---------------------------------------
                                Mike Hillmeyer

                                ---------------------------------------
                                Rich Kettle

                                ---------------------------------------
                                Jeff Hull

                                ---------------------------------------
                                Tom LaManna

                                ---------------------------------------
                                Eric Long

                                ---------------------------------------
                                Scott McGill

                                ---------------------------------------
                                Jim McGlinn

                                ---------------------------------------
                                Dow Pointer

                                ---------------------------------------
                                Jamey Renfrow

                                ---------------------------------------
                                Billy Robinson

                                ---------------------------------------
                                Lou Simi

                                ---------------------------------------
                                Jim Wright

                                ---------------------------------------
                                Pete Ziegler

                                    EXHIBIT A
                                    ---------

                   Name
                   ----
                   Beachley                                28,261
                   Bengston                                 4,348
                   Bowen                                    4,348
                   Craine                                   6,522
                   Deakin                                   2,174
                   Easterly                                 2,174
                   Kettle                                  13,913
                   McGlinn                                  6,522
                   Wright                                   5,217
                                     TOTAL:                73,479

                                    EXHIBIT B
                                    ---------

                   Name
                   ----
                   Anderson                                   10,870
                   --------                                   ------
                   Ashe                                          870
                   ----                                          ---
                   Beachley                                   15,217
                   --------                                   ------
                   Bengston                                   39,130
                   --------                                   ------
                   Bowen                                       6,522
                   -----                                       -----
                   Cook                                        1,739
                   ----                                        -----
                   Craine                                     15,217
                   ------                                     ------
                   Deakin                                     19,565
                   ------                                     ------
                   Easterly                                   19,565
                   --------                                   ------
                   Randall Fojtasek                          434,783 (1)
                   ----------------                          -------
                   Russell Fojtasek                           43,478
                   Frost                                      43,478
                   Gresham                                    10,870
                   Horace Hicks                               43,478
                   Hillmeyer                                  43,478
                   Hull                                       54,348
                   Kettle                                      7,826
                   LaManna                                       435
                   Long                                       10,870
                   McGill                                        435
                   McGlinn                                    26,087
                   Pointer                                    32,609
                   Renfrow                                     4,348
                   Robinson                                  108,696
                   Simi                                      108,696
                   Wright                                     16,522
                   Ziegler                                       435
                                           TOTAL:          1,119,567

------------------------

(1) Randall Fojtasek is converting warrants, as opposed to options, at the same ratio.